Exhibit 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (File No.
   ) of our reports dated March 4, 1996 on our audits of the financial statements and financial statement schedule of Remington Products Company. We also consent to the reference to our firm under the caption "Experts."


                                                   COOPERS & LYBRAND L.L.P.



Stamford, Connecticut
June 27, 1996